Exhibit T3E.3

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
	)	Chapter 11
In re: UNO RESTAURANT HOLDINGS CORPORATION., et al.1, Debtors.	) ) ) ) )	Case No. 10-10209(MG) (Jointly Administered)

1 Debtors means, collectively, Uno Restaurant Holdings Corporation; 8250 International Drive Corporation; Aurora Uno, Inc.; B.S. Acquisition Corp.; B.S. of Woodbridge, Inc.; Fairfax Uno, Inc.; Franklin Mills Pizzeria, Inc.; Herald Center Uno Rest. Inc.; Kissimmee Uno, Inc.; Marketing Services Group, Inc.; Newington Uno, Inc.; Newport News Uno, Inc.; Newton Takery, Inc.; Paramus Uno, Inc.; Pizzeria Due, Inc.; Pizzeria Uno Corporation; Pizzeria Uno of 86th Street, Inc.; Pizzeria Uno of Albany Inc.; Pizzeria Uno of Altamonte Springs, Inc.; Pizzeria Uno of Ballston, Inc.; Pizzeria Uno of Bay Ridge, Inc.; Pizzeria Uno of Bayside, Inc.; Pizzeria Uno of Bethesda, Inc.; Pizzeria Uno of Brockton, Inc.; Pizzeria Uno of Buffalo, Inc.; Pizzeria Uno of Columbus Avenue, Inc.; Pizzeria Uno of Dock Square, Inc.; Pizzeria Uno of East Village Inc.; Pizzeria Uno of Fair Oaks, Inc.; Pizzeria Uno of Fairfield, Inc.; Pizzeria Uno of Forest Hills, Inc.; Pizzeria Uno of Kingston, Inc.; Pizzeria Uno of Lynbrook Inc.; Pizzeria Uno of Norfolk, Inc.; Pizzeria Uno of Paramus, Inc.; Pizzeria Uno of Penn Center, Inc.; Pizzeria Uno of Reston, Inc.; Pizzeria Uno of South Street Seaport, Inc.; Pizzeria Uno of Springfield, Inc.; Pizzeria Uno of Syracuse, Inc.; Pizzeria Uno of Union Station, Inc.; Pizzeria Uno of Washington, DC, Inc.; Pizzeria Uno of Westfarms, LLC; Pizzeria Uno, Inc.; Plizzettas of Burlington, Inc.; Plizzettas of Concord, Inc.; Saxet Corporation; SL Properties, Inc.; SL Uno Burlington, Inc.; SL Uno Ellicott City, Inc.; SL Uno Franklin Mills, Inc.; SL Uno Frederick, Inc.; SL Uno Greece, Inc.; SL Uno Gurnee Mills, Inc.; SL Uno Hyannis, Inc.; SL Uno Maryville, Inc.; SL Uno Portland, Inc.; SL Uno Potomac Mills, Inc.; SL Uno University Blvd., Inc.; SL Uno Waterfront, Inc.; SLA Brockton, Inc.; SLA Due, Inc.; SLA Lake Mary, Inc.; SLA Mail II, Inc.; SLA Mail, Inc.; SLA Norfolk, Inc.; SLA Norwood, Inc.; SLA Su Casa, Inc.; SLA Uno, Inc.; SLA Vernon Hills, Inc.; Su Casa, Inc.; Uno Acquisition Parent, Inc.; Uno Bay, Inc.; Uno Enterprises, Inc.; Uno Foods Inc.; Uno Foods International, LLC; Uno Holdings II LLC; Uno Holdings LLC; Uno of America, Inc.; Uno of Astoria, Inc.; Uno of Aurora, Inc.; UNO of Bangor, Inc.; Uno of Concord Mills, Inc.; Uno of Crestwood, Inc.; Uno of Daytona, Inc.; Uno of Dulles, Inc.; Uno of Falls Church, Inc.; Uno of Georgesville, Inc.; Uno of Gurnee Mills, Inc.; Uno of Hagerstown, Inc.; Uno of Haverhill, Inc.; Uno of Henrietta, Inc.; UNO of Highlands Ranch, Inc.; Uno of Indiana, Inc.; Uno of Kingstowne, Inc.; Uno of Kirkwood, Inc.; Uno of Lombard, Inc.; UNO of Manassas, Inc.; Uno of Manchester, Inc.; Uno of Massachusetts, Inc.; Uno of New Jersey, Inc.; Uno of New York, Inc.; Uno of Providence, Inc.; Uno of Schaumburg, Inc.; Uno of Smithtown, Inc.; Uno of Smoketown, Inc.; Uno of Tennessee, Inc.; Uno of Victor, Inc.; Uno Restaurant of Columbus, Inc.; Uno Restaurant of Great Neck, Inc.; Uno Restaurant of St. Charles, Inc.; Uno Restaurant of Woburn, Inc.; Uno Restaurants II, LLC; Uno Restaurants, LLC; UR of Attleboro MA, LLC; UR of Bel Air MD, Inc.; UR of Bowie MD, Inc.; UR of Clay NY, LLC; UR of Columbia MD, Inc.; UR of Columbia MD, LLC; UR of Danbury CT, Inc.; UR of Dover NH, Inc.; UR of Fairfield CT, Inc.; UR of Fayetteville NY, LLC; UR of Fredericksburg VA, LLC; UR of Gainesville VA, LLC; UR of Inner Harbor MD, Inc.; UR of Keene NH, Inc.; UR of Landover MD, Inc.; UR of Mansfield MA, LLC; UR of Melbourne FL, LLC; UR of Merritt Island FL, LLC; UR of Methuen MA, Inc.; UR of Milford CT, Inc.; UR of Millbury MA, LLC; UR of Nashua NH, LLC; UR of New Hartford NY, LLC; UR of Newington NH, LLC; UR of Paoli PA, Inc.; UR of Plymouth MA, LLC; UR of Portsmouth NH, Inc.; UR of Swampscott MA, LLC; UR of Taunton MA, LLC; UR of Tilton NH, LLC; UR of Towson MD, Inc.; UR of Virginia Beach VA, LLC; UR of Webster NY, LLC; UR of Winter Garden FL, LLC; UR of Wrentham MA, Inc.; URC II, LLC; URC, LLC; Waltham Uno, Inc.; and Westminster Uno, Inc.  The corporate address of the Debtors is 100 Charles Park Road, Boston, MA 02132.

SUBSCRIPTION FORM
FOR RIGHTS OFFERING TO HOLDERS OF SENIOR SECURED NOTES CLAIMS IN CONNECTION WITH DEBTORS’ FIRST AMENDED JOINT CONSOLIDATED PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Senior Secured Notes Claims

SUBSCRIPTION DEADLINE The subscription deadline for the exercise of Rights is 4:00 p.m. (New York City time) on ________ __, 2010 (the “Subscription Deadline”)

Please consult the Plan and Disclosure Statement for additional information with respect to this Subscription Form.

Item 1. Amount of Allowed Senior Secured Notes Claims. I certify, as authorized signatory of the Eligible Noteholder identified in Item 5 below, that such Eligible Noteholder beneficially owned Allowed Senior Secured Notes Claims as of the Voting Record Date and currently beneficially owns Allowed Senior Secured Notes Claims in the following principal amount:

$___________ (In the space provided above, please indicate the principal amount of Allowed Senior Secured Notes Claims held by such Eligible Noteholder)

Item 2. Rights. Pursuant to the Plan, each Eligible Noteholder may exercise all or any portion of such Eligible Noteholder’s Rights to purchase New Second Lien Notes at the applicable subscription price set forth below.  To subscribe, review and complete Items 2a and 2b below.

2a.  Calculation of the Maximum Amount of New Second Lien Notes.  The maximum amount of New Second Lien Notes based on the principal amount of Allowed Senior Secured Notes Claims for which the Eligible Noteholder identified in Item 5 below may subscribe is calculated as follows:

$25,000,000 (Total amount of New Second Lien Notes)	X	_____________________ (Insert quotient of (x) Principal Amount of Allowed Senior Secured Notes Claims from Item 1 above divided by (y) $142.0 million	=	______________ (Compute maximum amount of New Second Lien Notes, with respect to the Principal Amount of Allowed Senior Secured Notes Claims)

2b. Rights Offering Payment Amount. By filling in the following blanks, you are indicating that the Eligible Noteholder indicated in Item 5 below is interested in purchasing the amount of

Subscription Form

New Second Lien Notes specified below (specify an amount of New Second Lien Notes not greater than the total amount of New Second Lien Notes for Allowed Senior Secured Notes Claims in Item 2a above), on the terms of and subject to the conditions set forth in the Plan.

$____________ (Indicate amount of New Second Lien Notes such Eligible Noteholder elects to purchase with respect to its Allowed Senior Secured Notes Claims)	=	$_____________ (Rights Offering Payment Amount)

Rights Offering Payment Amount.  The Rights Offering Payment Amount is the aggregate price of the New Second Lien Notes the Eligible Noteholder indicated in Item 5 below is electing to purchase with respect to its Allowed Senior Secured Notes Claims, and is equal to the amount in Item 2b above.

Payment of the Rights Offering Payment Amount must be wired to the Escrow Agent’s account designated in the accompanying instructions to this Subscription Form on or before the Subscription Deadline.  Failure to remit payment of the Rights Offering Payment Amount by the Subscription Deadline will result in the forfeiture and revocation of the Eligible Noteholder’s Rights.

Item 3. Wire Instructions. Send payment for the Rights Offering Payment Amount, by wire transfer of immediately available funds, to the account and using the information specified in the instructions provided with this subscription form.

Item 4. Eligibility.  Check each box that applies to the Eligible Noteholder identified in Item 5 below.  Multiple boxes should be checked if the Eligible Noteholder qualifies for more than one classification.

1.  Check the box below if the Eligible Noteholder is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D of the Securities Act.  See Annex A for the definition of Accredited Investor.

  ☐

2.  Check the box below if the Eligible Noteholder is a “Qualified Institutional Buyer” as such term is defined pursuant to Rule 144A of the Securities Act.  See Annex A for the definition of Qualified Institutional Buyer.

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3.  Check the box below if the Eligible Noteholder is a not a “U.S. person” as defined in Regulation S of the Securities Act.  See Annex A for the definition of U.S. person.

  ☐

Subscription Form

Item 5. Certification. I certify that: (i) I am an authorized signatory of the Eligible Noteholder indicated below and that such Eligible Noteholder holds the amount of Allowed Senior Secured Notes Claims listed under Item 1 above; (ii) I have, and such Eligible Noteholder has, received a copy of the Plan and the Disclosure Statement; and (iii) I understand, and such Eligible Noteholder understands, that the exercise of Rights is subject to all the terms and conditions set forth in the Plan and the Disclosure Statement.

I also certify and represent for the benefit of the Debtors that: (i) the Eligible Noteholder indicated below is (x) an “Accredited Investor” or a “Qualified Institutional Buyer” as such terms are defined in Rule 501 of Regulation D or Rule 144A promulgated under the Securities Act, respectively or (y) not a “U.S. person” as such term is defined in Regulation S promulgated under the Securities Act and have not been solicited to subscribe for New Second Lien Notes while present in the United States and will not acquire New Second Lien Notes while present in the United States; (ii) the Eligible Noteholder will be acquiring the New Second Lien Notes for its own account and not with a view to distribution in violation of the United States securities laws or the securities laws of any state; (iii) neither such Eligible Noteholder nor any person acting on its behalf has made or will make offers or sales of the New Second Lien Notes (the “Securities”) in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D); and (iv) such Eligible Noteholder has not and will not make offers of the Securities purchased hereunder except solely (a) to persons whom it reasonably believes to be “accredited investors” or “qualified institutional buyers” (as defined under Regulation D and Rule 144A promulgated under the Securities Act, respectively), (b) to persons permitted to purchase the Securities in offshore transactions in reliance upon Regulation S promulgated under the Securities Act and (c) pursuant to another exemption from registration under the Securities Act and applicable state securities laws.

I understand, and such Eligible Noteholder understands, that the New Second Lien Notes issued pursuant to the exercise of Rights are being issued in a private placement that is exempt from registration under the Securities Act and will be “restricted securities” within the meaning of Rule 144 under the Securities Act.

Date:____________, 2010
Name of Eligible Noteholder: ________________
              (Print or Type)

Federal Tax I.D. No.: _______________________
(Optional)

Signature: ________________________________
Name of Person Signing:_____________________
Title: ____________________________________
Street Address: ____________________________
City, State, Zip Code: _______________________
Telephone Number:_________________________
Fax:_____________________________________

Subscription Form

E-Mail: __________________________________

Please indicate on the lines provided below the Eligible Noteholder’s name and address as you would like it to be reflected in the transfer agent’s records for registration of the Securities.

Registration Line 1:_________________________
Registration Line 2:_________________________
(if needed)
Address 1:________________________________
Address 2:________________________________
Address 3:________________________________
Address 4:________________________________

PLEASE RETURN THIS SUBSCRIPTION FORM, ALONG WITH A COMPLETED FORM W-9 OR W-8 AS APPROPRIATE TO, AND WIRE THE RIGHTS OFFERING PAYMENT AMOUNT TO THE ACCOUNT OF, THE ESCROW AGENT, U.S. BANK NATIONAL ASSOCIATION, [address] ATTN: [___], SO THAT IT MAY BE PROCESSED AND RECEIVED BY THE ESCROW AGENT BY THE SUBSCRIPTION DEADLINE.

Subscription Form

Annex A

Accredited Investor Definition

“Accredited Investor” as defined in Rule 501 of Regulation D of the Securities Act shall mean any person who comes within any of the following categories:

(1) Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the “Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; and

(8) Any entity in which all of the equity owners are Accredited Investors.

Qualified Institutional Buyer Definition

“Qualified Institutional Buyer” pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Act”), is defined as follows:

       (1)    (i) Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

(A) any “insurance company” as defined in Section 2(a)(13) of the Act;1

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1
A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940 (the “Investment Company Act”), which are neither registered under Section 8 of the Investment Company Act nor required to be so registered, shall be deemed to be a purchase for the account of such insurance company.

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(B) any “investment company” registered under the Investment Company Act or any “business development company” as defined in Section 2(a)(48) of the Investment Company Act;

(C) any “small business investment company” licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(D) any “plan” established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

(E) any “employee benefit plan” within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

(F)  any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (D) or (E) above, except trust funds that include as participants individual retirement accounts or H.R. 10 plans;

(G) any “business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”);

(H)  any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership or Massachusetts or similar business trust; and

(I) any “investment adviser” registered under the Investment Advisers Act.

(ii)          Any “dealer” registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer; provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such a dealer;

(iii)          any “dealer” registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;2

(iv)          any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a “family of investment companies” which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided that, for purposes of this rule:

(A) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company; and

(B)  Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor);

(v)          any entity, all of the equity owners of which are Qualified Institutional Buyers, acting for its own account or the accounts of other Qualified Institutional Buyers; and

(vi)         any “bank” as defined in Section 3(a)(2) of the Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other Qualified Institutional

____________________________

2	A registered dealer may act as agent, on a non-discretionary basis, in a transaction with a Qualified Institutional Buyer without itself having to be a Qualified Institutional Buyer.

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Buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under Rule 144A of the Act in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

(2)  In determining the aggregate amount of securities owned and invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.

(3)  The aggregate value of securities owned and invested on a discretionary basis by an entity shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published. In the latter event, the securities may be valued at market for purposes of this section.

(4)  In determining the aggregate amount of securities owned by an entity and invested on a discretionary basis, securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Exchange Act, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

(5)  For purposes of this section, “riskless principal transaction” means a transaction in which a dealer buys a security from any person and makes a simultaneous offsetting sale of such security to a Qualified Institutional Buyer, including another dealer acting as riskless principal for a Qualified Institutional Buyer.

U.S. person Definition

(1) “U.S. person” as defined in Regulation S of the Securities Act means:

(i) Any natural person resident in the United States;

(ii) Any partnership or corporation organized or incorporated under the laws of the United States;

(iii) Any estate of which any executor or administrator is a U.S. person;

(iv) Any trust of which any trustee is a U.S. person;

(v) Any agency or branch of a foreign entity located in the United States;

(vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii) Any partnership or corporation if:

(A) Organized or incorporated under the laws of any foreign jurisdiction; and

(B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2) The following are not “U.S. persons”:

(i) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

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(ii) An estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

(A) An executor or administrator of the estate who is not a U.S. person has sole or shared investment direction with respect to the assets of the estate; and

(B) The estate is governed by foreign law;

(iii) Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shares investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. person;

(iv) An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v) Any agency or branch of a U.S. person located outside the United States if:

(A) The agency or branch operates for valid business reasons; and

(B) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi) The International Monetary Fund, the international Bank for Reconstruction and Development, the inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

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